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Exhibit 23.1
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CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of MemberWorks Incorporated on Form S-8 (File Nos. 333-20235, 333-20237, 333-20241 and 333-23161) and on Form S-3 (File No. 333-47619) of our report dated February 13, 1998, on our audit of the financial statements of Coverdell & Company, Inc. as of and for the year ended December 31, 1997, which report is included in this Current Report on Form 8-K.

/s/ Coopers & Lybrand, L.L.P.
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Atlanta, Georgia
June 15, 1998